EXHIBIT 21.1

SUBSIDIARIES OF GTJ REIT, INC.

1. Green Acquisition, Inc.

2. Triboro Acquisition, Inc.

3. Jamaica Acquisition, Inc.

4. GTJ Co., Inc.

5. GTJ Rate Cap LLC

6. Green Bus Holding Corp.

7. Jamaica Buses Holding Corp.

8. Triboro Coach Holding Corp.

9. 49-19 Rockaway Beach Boulevard, LLC

10. 165-25 147th Avenue, LLC

11. 114-15 Guy Brewer Boulevard, LLC

12. 85-01 24th Avenue, LLC

13. 23-85 87th Street, LLC

14. 612 Wortman Avenue, LLC

15. Varsity Transit, Inc.

16. Varsity Charter Corp.

17. The Bus Depot, Inc.

18. MetroClean Express Corp.

19. MetroClean Express of New Jersey, Inc.

20. Shelter Express Corp.

21. ShelterCLEAN, Inc.

22. ShelterClean of Arizona, Inc.

23. Transit Facility Management Corp.

24. Transit Facility Claims Corp.

25. Transit Alliance Insurance Co. Ltd.

26. Farm Springs Road, LLC

27. ShelterCLEAN of SF, LLC

28. Shelter Parking Corp.

29. Shelter Parking Management, LLC

30. Shelter Parking Brevard, LLC

31. Shelter Parking Regency, LLC

32. GTJ GP, LLC

33. GTJ Realty, L.P.

34. GTJ Management LLC

35. GTJ 3920 Fairfax LLC

36. Wu/LH 466 Bridgeport LLC

37. Wu/LH 470 Bridgeport LLC

38. Wu/LH 950 Bridgeport LLC

39. Wu/LH 12 Cascade LLC

40. Wu/LH 15 Executive LLC

41. Wu/LH 35 Executive LLC

42. Wu/LH 15 Progress LLC

43. Wu/LH 22 Marsh Hill LLC

44. Wu/LH 25 Executive LLC

45. Wu/LH 269 Lambert LLC

46. Wu/LH 103 Fairview Park LLC

47. Wu/LH 412 Fairview Park LLC

48. Wu/LH 401 Fieldcrest LLC

49. Wu/LH 404 Fieldcrest LLC

50. Wu/LH 36 Midland LLC

51. Wu/LH 100-110 Midland LLC

52. Wu/LH 112 Midland LLC

53. Wu/LH 199 Ridgewood LLC

54. Wu/LH 203 Ridgewood LLC

55. Wu/LH 8 Slater LLC

56. Wu/LH 100 American LLC

57. Wu/LH 200 American LLC

58. Wu/LH 300 American LLC

59. Wu/LH 400 American LLC

60. Wu/LH 500 American LLC